Exhibit 10.1

EXECUTION VERSION

INTREPID POTASH, INC.

FOURTH AMENDMENT TO

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

Senior Secured Notes, Series A, due April 16, 2020

Senior Secured Notes, Series B, due April 14, 2023

Senior Secured Notes, Series C, due April 16, 2025

Dated as of June 30, 2017

To the Holders of the Senior Notes

of Intrepid Potash, Inc.

Named in the Attached Schedule I

Ladies and Gentlemen:

Reference is made to the Amended and Restated Note Purchase Agreement dated as of October 31, 2016 among Intrepid Potash, Inc. (the “Company”) and the Existing Noteholders listed in Schedule A attached thereto, as amended by the First Amendment to Amended and Restated Note Purchase Agreement dated as of November 9, 2016, the Second Amendment to Amended and Restated Note Purchase Agreement dated as of November 21, 2016 and the Third Amendment to Amended and Restated Note Purchase Agreement dated as of December 22, 2016 (as so amended, the “Existing Note Purchase Agreement”).  You are referred to herein individually as a “Holder” and collectively as the “Holders.”  The Existing Note Purchase Agreement, as amended by this Fourth Amendment to Amended and Restated Note Purchase Agreement (this “Amendment Agreement”) and as may be further amended, restated, supplemented or otherwise modified from time to time, is referred to herein as the “Note Purchase Agreement”.  Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Note Purchase Agreement.

The Company has requested that the Holders agree to certain amendments to the Existing Note Purchase Agreement.  The undersigned Holders have agreed to such amendments on the terms and conditions set forth herein.

In consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and the undersigned Holders agree as follows:

1.                                      AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT

Effective as of the Amendment Effective Date, the Existing Note Purchase Agreement is hereby amended as set forth on Schedule II attached hereto (such amendments, collectively, the “Amendments”).

2.                                      REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants to the Holders as follows:

2.1                               No Default or Event of Default.  No event has occurred and no condition exists that, as of the date hereof or as of the Amendment Effective Date, would constitute a Default or Event of Default.

2.2                               Authorization, etc.  The execution, delivery and performance by the Company of this Amendment Agreement has been duly authorized by all necessary corporate action and does not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.  The Note Purchase Agreement, this Amendment Agreement and the Notes each constitute the legal, valid, and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3                               Compliance with Laws, Other Instruments, etc.  The execution, delivery and performance by the Company of this Amendment Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, corporate charter or by-laws, or any other Material agreement, lease, or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

2.4                               Disclosure.  This Amendment Agreement and the documents, certificates or other writings delivered to the Holders by or on behalf of the Company in connection herewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Holders by or on behalf of the Company.

2.5                               Revolving Credit Agreement Amendment.  No fee or other consideration or remuneration has been paid or will be paid to the Revolving Agent or any Revolving Lender as an inducement to enter into the Revolving Credit Agreement Amendment (as defined below) other than the $50,000 fee described in the Revolving Credit Agreement Amendment.

3.                                      AMENDMENT EFFECTIVE DATE

The Amendments shall become effective as of the date on which each of the following conditions precedent has been satisfied in full (the “Amendment Effective Date”):

3.1                               Execution and Delivery of Amendment Agreement.  Each of the Holders shall have executed and delivered this Amendment Agreement and the Holders shall have received a counterpart of this Amendment Agreement duly executed and delivered by the Company.

3.2                               Confirmation of Subsidiary Guaranty.  The Holders shall have received a counterpart of the Consent and Reaffirmation attached hereto as Annex A duly executed and delivered by each Subsidiary Guarantor.

3.3                               Prepayment of Notes.  On or prior to June 30, 2017, the Company shall have prepaid, pursuant to and in accordance with Section 8.2 of the Existing Note Purchase Agreement (after giving effect to the waiver set forth in Section 4.1 hereof), an aggregate $23,000,000 principal amount of the Notes, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount, together with interest accrued on such principal amount being prepaid to the date of prepayment (the “June 2017 Prepayment”).

3.4                               Representations and Warranties True.  The representations and warranties set forth in Section 2 hereof shall be true and correct on such date in all respects.

3.5                               Revolving Credit Agreement.  Each of the Borrowers (as defined in the Revolving Credit Agreement), the Revolving Agent and the Revolving Lenders shall have duly executed and delivered a First Amendment to Credit Agreement (the “Revolving Credit Agreement Amendment”), in form and substance satisfactory to the Holders, and the Holders shall have received a fully executed copy thereof.

3.6                               FTI Engagement Agreement.  Each of the Company, the Financial Advisor and Morgan, Lewis & Bockius LLP shall have duly executed and delivered an amendment to the FTI Engagement Agreement providing for the termination of the Services (as defined therein) and the occurrence of the Company Termination Date (as defined therein) effective as of June 30, 2017 and otherwise in form and substance satisfactory to the Holders, and the Holders shall have received a fully executed copy thereof.

3.7                               Fees and Expenses.

(a)                                 The Company shall have paid all reasonable fees, expenses and costs of the Holders’ special counsel, Morgan, Lewis & Bockius LLP incurred in connection with the preparation, negotiation, execution and delivery of this Amendment Agreement and the other documents related hereto to the extent invoiced at least one Business Day prior to the date hereof.

(b)                                 The Company shall have paid to the Financial Advisor:

(i)                                     a fee in the amount of $50,000 in respect of services performed by the Financial Advisor in connection with this Amendment Agreement and the other documents related hereto, and

(ii)                                  all fees and expenses owing to the Financial Advisor under the FTI Engagement Agreement to the extent invoiced at least one Business Day prior to the date hereof.

4.                                      MISCELLANEOUS

4.1                               Waiver of Notice.  Each undersigned Holder hereby waives its right to receive prior written notice of the June 2017 Prepayment under Section 8.2 of the Existing Note Purchase Agreement (as well as the accompanying certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment) so long as the June 2017 Prepayment is made on or prior to June 30, 2017.  For avoidance of doubt, the foregoing waiver does not apply to the right of the Holders to receive, two Business Days prior to the June 2017 Prepayment, a certificate of a Senior Financial Officer specifying the calculation of the Make-Whole Amount as of the date of the June 2017 Prepayment.

4.2                               Excess Prepayment Proceeds.  The Company acknowledges and agrees that prepayments of principal of the Notes made by it pursuant to Sections 8.3, 8.8, 8.9 or 8.10 of the Note Purchase Agreement after October 31, 2016 and prior to the date hereof exceeded $35,000,000 in the aggregate, and that any amount offered to prepay principal of the Notes on or after the date hereof pursuant to Section 8.3, 8.8, 8.9 or 8.10 of the Note Purchase Agreement will constitute Excess Prepayment Proceeds.

4.3                               Ratification.  Subject to the Amendments, the Note Purchase Agreement, the Notes and each of the other agreements, documents, and instruments executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified, approved and confirmed in all respects as of the date hereof.

4.4                               Reference to and Effect on the Note Purchase Agreement.  On and after the Amendment Effective Date, each reference in the Note Purchase Agreement and in other documents describing or referencing the Note Purchase Agreement to the “Agreement,” “Note Purchase Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Note Purchase Agreement shall mean and be a reference to the Note Purchase Agreement as amended hereby.

4.5                               Binding Effect.  This Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.6                               Governing Law.  This Amendment Agreement shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

4.7                               Counterparts.  This Amendment Agreement may be executed in any number of counterparts, each executed counterpart constituting an original, but altogether only one instrument.  Delivery of an executed signature page by facsimile or e-mail transmission shall be effective as delivery of a manually signed counterpart of this Amendment Agreement.

4.8                               Release.  In further consideration of the execution by the Holders of this Amendment Agreement, the Company, on behalf of itself and each of its Subsidiaries and Affiliates, and all of the successors and assigns of each of the foregoing (collectively, the “Releasors”), hereby completely, voluntarily, knowingly, and unconditionally releases and forever discharges each of the Holders and each of their respective advisors, professionals and employees, each affiliate of the foregoing and all of their respective successors and assigns (collectively, the “Releasees”), from any and all claims, actions, suits, and other liabilities, including, without limitation, any so-called “lender liability” claims or defenses (collectively, “Claims”), whether arising at law or in equity, which any of the Releasors ever had, now has or hereinafter can, shall or may have against any of the Releasees for, upon or by reason of any matter, cause or thing whatsoever from time to time occurring on or prior to the date hereof, in any way concerning, relating to, or arising from (a) any of the Releasors, (b) the Note Purchase Agreement, the Notes, the Subsidiary Guaranty or any of the other agreements, documents, or instruments executed and delivered in connection therewith, or any of the obligations thereunder, (c) the financial condition, business operations, business plans, prospects or creditworthiness of the Company, and/or (d) the negotiation, documentation and execution of this Amendment Agreement and any documents relating hereto.  The Company, on behalf of itself and the other Releasors, hereby acknowledges that they collectively have been advised by legal counsel of the meaning and consequences of this release.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company and the undersigned Holders have caused this Amendment Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.

INTREPID POTASH, INC.

By:	/s/ Joseph G. Montoya
Name:	Joseph G. Montoya
Title:	Vice President and Chief Accounting Officer

[Signature page to Fourth Amendment to Amended and Restated Note Purchase Agreement - Intrepid Potash, Inc.]

TEACHERS INSURANCE AND ANNUITY ASSOCIATION
OF AMERICA

By:	/s/ Ji Min Shin
Name:	Ji Min Shin
Title:	Director

[Signature page to Fourth Amendment to Amended and Restated Note Purchase Agreement - Intrepid Potash, Inc.]

THE GUARDIAN LIFE INSURANCE COMPANY OF
AMERICA

By:	/s/ Brian Keating
Name:	Brian Keating
Title:	Managing Director

[Signature page to Fourth Amendment to Amended and Restated Note Purchase Agreement - Intrepid Potash, Inc.]

COBANK, ACB

By:	/s/ Justin Barr
Name:	Justin Barr
Title:	Vice President

[Signature page to Fourth Amendment to Amended and Restated Note Purchase Agreement - Intrepid Potash, Inc.]

AGFIRST FARM CREDIT BANK

By:	/s/ Christopher R. Reynolds
Name:	Christopher R Reynolds
Title:	Assistant Vice Principal

[Signature page to Fourth Amendment to Amended and Restated Note Purchase Agreement - Intrepid Potash, Inc.]

FARM CREDIT BANK OF TEXAS

By:	/s/ Ria Estrada
Name:	Ria Estrada
Title:	Manager

[Signature page to Fourth Amendment to Amended and Restated Note Purchase Agreement - Intrepid Potash, Inc.]

GREENSTONE FARM CREDIT SERVICES, ACA/FLCA

By:	/s/ Jeff Pavlik
Name:	Jeff Pavlik
Title:	SVP of Capital Markets

[Signature page to Fourth Amendment to Amended and Restated Note Purchase Agreement - Intrepid Potash, Inc.]

1ST FARM CREDIT SERVICES, PCA

By:	/s/ Corey J. Waldinger
Name:	Corey J. Waldinger
Title:	Vice President, Capital Markets Group

[Signature page to Fourth Amendment to Amended and Restated Note Purchase Agreement - Intrepid Potash, Inc.]

FARM CREDIT SERVICES OF AMERICA, PCA

By:	/s/ Steven L. Moore
Name:	Steven L. Moore
Title:	Vice President

[Signature page to Fourth Amendment to Amended and Restated Note Purchase Agreement - Intrepid Potash, Inc.]

ANNEX A

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Fourth Amendment to Amended and Restated Note Purchase Agreement (the “Amendment Agreement”) dated as of June 30, 2017, among Intrepid Potash, Inc. (the “Company”) and the Holders party to the Amended and Restated Note Purchase Agreement, dated as of October 31, 2016, as amended by the First Amendment to Amended and Restated Note Purchase Agreement dated as of November 9, 2016, the Second Amendment to Amended and Restated Note Purchase Agreement dated as of November 21, 2016 and the Third Amendment to Amended and Restated Note Purchase Agreement dated as of December 22, 2016 (as amended thereby and by the Amendment Agreement and as further amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”).  Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Note Purchase Agreement.  Without in any way establishing a course of dealing by the Holders, each of the undersigned consents to the Amendment Agreement and reaffirms the terms and conditions of the Subsidiary Guaranty executed by it in connection with the Note Purchase Agreement and acknowledges and agrees that such Subsidiary Guaranty remains and shall remain in full force and effect and hereby reaffirms, ratifies and confirms (a) in all respects each and every obligation and covenant made by it in such Subsidiary Guaranty and (b) that such Subsidiary Guaranty remains the legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms.  All references to the Note Purchase Agreement contained in such Subsidiary Guaranty shall be a reference to the Note Purchase Agreement as modified by the Amendment Agreement and as the same may from time to time hereafter be amended, restated, supplemented or otherwise modified.

Dated: June 30, 2017

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Consent and Reaffirmation to be executed by its officers thereunto duly authorized, as of the date written immediately above.

INTREPID POTASH — MOAB, LLC

By: Intrepid Potash, Inc., its Manager

By:	/s/ Joseph G. Montoya
Name:	Joseph G. Montoya
Title:	Vice President and Chief Accounting Officer

INTREPID POTASH — WENDOVER, LLC

By: Intrepid Potash, Inc., its Manager

By:	/s/ Joseph G. Montoya
Name:	Joseph G. Montoya
Title:	Vice President and Chief Accounting Officer

INTREPID POTASH—NEW MEXICO, LLC

By: Intrepid Potash, Inc., its Manager

By:	/s/ Joseph G. Montoya
Name:	Joseph G. Montoya
Title:	Vice President and Chief Accounting Officer

[Signature Page to Consent and Reaffirmation (Amended and Restated Note Purchase Agreement)]

203 E. FLORENCE, LLC

By: Intrepid Potash, Inc., its Manager

By:	/s/ Joseph G. Montoya
Name:	Joseph G. Montoya
Title:	Vice President and Chief Accounting Officer

MOAB GAS PIPELINE, LLC

By: Intrepid Potash, Inc., its Manager

By:	/s/ Joseph G. Montoya
Name:	Joseph G. Montoya
Title:	Vice President and Chief Accounting Officer

[Signature Page to Consent and Reaffirmation (Amended and Restated Note Purchase Agreement)]

SCHEDULE I

Holder	Aggregate Principal Amount of Series A Notes Outstanding*	Aggregate Principal Amount of Series B Notes Outstanding*	Aggregate Principal Amount of Series C Notes Outstanding*
Teachers Insurance and Annuity Association of America	$0	$0	$22,250,000
The Guardian Life Insurance Company of America	$0	$13,943,334	$4,450,000
CoBank, ACB	$14,833,333	$0	$0
AgFirst Farm Credit Bank	$8,900,000	$0	$0
Farm Credit Bank of Texas	$5,933,334	$0	$0
GreenStone Farm Credit Services, ACA/FLCA	$5,933,333	$4,153,333	$0
1st Farm Credit Services, PCA	$0	$4,450,000	$0
Farm Credit Services of America, PCA	$0	$4,153,333	$0
Totals	$35,600,000	$26,700,000	$26,700,000

*Principal amounts outstanding are prior to giving effect to the June 2017 Prepayment.

SCHEDULE II

Amendments to Existing Note Purchase Agreement

1.                    Section 8.1 (Maturity) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“8.1                         Required Prepayments; Maturity.

(a)                                 The Company will prepay:

(i)                                     during the period from (but excluding) the Fourth Amendment Effective Date through December 31, 2017 (the “First Required Prepayment Period”), an aggregate $6,000,000 principal amount of the Notes, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount, together with interest on such principal amount being prepaid accrued to the date of prepayment, provided that the aggregate principal amount of the Notes required to be prepaid under this clause (a)(i) shall be reduced by the aggregate amount of prepayments of principal of the Notes made pursuant to Section 8.2, 8.8, 8.9 or 8.10 during the First Required Prepayment Period (if any), and

(ii)                                  during the period from (but excluding) the Fourth Amendment Effective Date through December 31, 2018 (the “Second Required Prepayment Period”), in addition to the amounts required to be paid under clause (a)(i) above, an aggregate $10,000,000 principal amount of the Notes, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount, together with interest on such principal amount being prepaid accrued to the date of prepayment, provided that after payment in full of the payments required under clause (a)(i) above, the aggregate principal amount of the Notes required to be prepaid under this clause (a)(ii) shall be reduced by the aggregate amount of prepayments of principal of the Notes made pursuant to Section 8.2, 8.8, 8.9 or 8.10 during the Second Required Prepayment Period (if any),

The Company will give each holder of Notes written notice of each such prepayment not less than five Business Days and not more than 30 days prior to the date fixed for such prepayment.  Such notice shall specify the prepayment date (which shall be a Business Day), the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), the interest to be paid on the prepayment date with respect to such principal amount being

Schedule II -1

prepaid, and the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

(b)                                 As provided therein, the entire unpaid principal balance of each Note will be due and payable on the stated maturity date thereof.”

2.                    Section 8.2 (Optional Prepayments) of the Existing Note Purchase Agreement is hereby amended by replacing the phrase “30 days” with “five Business Days”.

3.                    Section 8.3 (Mandatory Offer to Prepay Upon Change of Control) of the Existing Note Purchase Agreement is hereby amended by:

a.                    Replacing the phrase “30 days” appearing in clause (b) thereof with “six Business Days”.

b.                    Replacing the phrase “seven Business Days” appearing in clause (e)(viii) thereof with “three Business Days”.

4.                    Section 8.4 (Allocation of Partial Prepayments) of the Existing Note Purchase Agreement is hereby amended by inserting the phrase “Section 8.1(a) or” immediately preceding the phrase “Section 8.2”.

5.                    Section 8.6 (Purchase of Notes) of the Existing Note Purchase Agreement is hereby amended by replacing the phrase “10 Business Days” in each instance where such phrase appears with “five Business Days”.

6.                    Section 8.7 (Make-Whole Amount) of the Existing Note Purchase Agreement is hereby amended by amending the definitions of “Called Principal”, “Remaining Scheduled Payments” and “Settlement Date” to insert the phrase “8.1(a),” immediately preceding the phrase “8.2,” in each place where such phrase appears in such definitions.

7.                    Section 8.8 (Mandatory Offer to Prepay from Proceeds of Specified Property Dispositions) of the Existing Note Purchase Agreement is hereby amended by:

a.                    Replacing the phrase “not less than 20” appearing in clause (a) thereof with the phrase “not less than five Business Days”.

b.                    Replacing the phrase “ten days” appearing in clause (a) thereof with the phrase “three Business Days”.

c.                     Replacing the phrase “on the Specified Property Prepayment Date” appearing in clause (c) thereof with the phrase “on a date specified in such Specified Property Second Offer Notice, which date shall be a Business Day not less than three Business Days and not

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more than 30 days after the date of the applicable Specified Property Second Offer Notice (the “Specified Property Second Offer Prepayment Date”)”.

d.                    Replacing the phrase “on such Specified Property Prepayment Date” appearing in clause (c) thereof with the phrase “on such Specified Property Second Offer Prepayment Date”.

e.                     Replacing the phrase “seven days” appearing in clause (c) thereof with the phrase “three Business Days”.

f.                      Deleting the phrase “and/or the Specified Property Second Offer” appearing in clause (f) thereof.

g.                     Inserting the following sentence at the end of clause (f) thereof:

“On the Specified Property Second Offer Prepayment Date, the appropriate outstanding principal amount of the Notes held by each holder of Notes that has accepted the Specified Property Second Offer in full or in part, together with any interest accrued thereon to the Specified Property Second Offer Prepayment Date, shall become due and payable.”

8.                    Section 8.9 (Offer to Prepay from Proceeds of Other Dispositions and Extraordinary Insurance Receipts) of the Existing Note Purchase Agreement is hereby amended by:

a.                    Replacing the phrase “Section 8.9 Offer” appearing in clauses (a) and (e) thereof with the phrase “Section 8.9 First Offer”.

b.                    Replacing the phrase “not less than 20” appearing in clause (a) thereof with the phrase “not less than five Business Days”.

c.                     Replacing the phrase “ten days” appearing in clause (a) thereof with the phrase “three Business Days”.

d.                    Replacing the phrase “on the Section 8.9 Prepayment Date” appearing in clause (c) thereof with the phrase “on a date specified in such Section 8.9 Second Offer Notice, which date shall be a Business Day not less than three Business Days and not more than 30 days after the date of the applicable Section 8.9 Second Offer Notice (the “Section 8.9 Second Offer Prepayment Date”)”.

e.                     Replacing the phrase “on such Section 8.9 Prepayment Date” appearing in clause (c) thereof with the phrase “on such Section 8.9 Second Offer Prepayment Date”.

f.                      Replacing the phrase “seven days” appearing in clause (c) thereof with the phrase “three Business Days”.

g.                     Deleting the phrase “and/or the Section 8.9 Second Offer” appearing in clause (f) thereof.

Schedule II-3

h.                    Inserting the following sentence at the end of clause (f) thereof:

“On the Section 8.9 Second Offer Prepayment Date, the appropriate outstanding principal amount of the Notes held by each holder of Notes that has accepted the Section 8.9 Second Offer in full or in part, together with any interest accrued thereon to the Section 8.9 Second Offer Prepayment Date, shall become due and payable.”

9.                    Section 8.10 (Mandatory Offer to Prepay from Equity Issuances) of the Existing Note Purchase Agreement is hereby amended by:

a.                    Replacing the percentage “35%” appearing in clause (a) thereof with the phrase “(x) with respect to any equity issuance consummated prior to the Fourth Amendment Effective Date, 35%, and (ii) with respect to any equity issuance consummated on or after the Fourth Amendment Effective Date, 40%”.

b.                    Replacing the phrase “not less than 20” appearing in clause (a) thereof with the phrase “not less than five Business Days”.

c.                     Inserting the following proviso immediately preceding the period at the end of the first sentence of clause (a) thereof:

“; provided, however, that if the Equity Issuance Proceeds of such issuance are less than $5,000,000 (a “Sub-Threshold Issuance”), the Company shall not be required to make an offer with respect to such Equity Issuance Proceeds pursuant to this clause (a) until such date as the sum of (x) the Equity Issuance Proceeds of such Sub-Threshold Issuance, plus (y) the Equity Issuance Proceeds of any prior Sub-Threshold Issuance not yet offered pursuant to this clause (a) in reliance on this proviso, plus (z) the Equity Issuance Proceeds of any subsequent issuance occurring after the date of such Sub-Threshold Issuance, equals $5,000,000 or more in the aggregate (such date, the “Sub-Threshold Trigger Date”), and the time periods set forth in this clause (a) shall apply with respect to the offer of such Equity Issuance Proceeds as if the Company had received such Equity Issuance Proceeds on the Sub-Threshold Trigger Date.”

d.                    Replacing the phrase “ten days” appearing in clause (a) thereof with the phrase “three Business Days”.

e.                     Replacing the phrase “on the Equity Issuance Prepayment Date” appearing in clause (c) thereof with the phrase “on a date specified in such Equity Issuance Second Offer Notice, which date shall be a Business Day not less than three Business Days and not more than 30 days after the date of the applicable Equity Issuance Second Offer Notice (the “Equity Issuance Second Offer Prepayment Date”)”.

f.                      Replacing the phrase “on such Equity Issuance Prepayment Date” appearing in clause (c) thereof with the phrase “on such Equity Issuance Second Offer Prepayment Date”.

Schedule II-4

g.                     Replacing the phrase “seven days” appearing in clause (c) thereof with the phrase “three Business Days”.

h.                    Deleting the phrase “and/or the Equity Issuance Second Offer” appearing in clause (f) thereof.

i.                        Inserting the following sentence at the end of clause (f) thereof:

“On the Equity Issuance Second Offer Prepayment Date, the appropriate outstanding principal amount of the Notes held by each holder of Notes that has accepted the Equity Issuance Second Offer in full or in part, together with any interest accrued thereon to the Equity Issuance Second Offer Prepayment Date, shall become due and payable.”

10.             Section 9.10 (Financial Advisor) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“9.10                  [Reserved.]

11.             Section 9.14 (Investment Bank) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“9.14                  [Reserved.]

12.             Section 10.6 (Sale of Assets) of the Existing Note Purchase Agreement is hereby amended as follows:

a.                    The first two lines of such Section 10.6 are amended and restated in their entirety to read as follows:

“The Company will not, and will not permit any Subsidiary to, lease, sell or otherwise dispose of (including any casualty or condemnation) its property (collectively, a “Disposition”), except:”

b.                    Clause (h) of such Section 10.6 is amended and restated in its entirety to read as follows:

“(h)                           Dispositions of property (i) as required by law, regulation or ordinance or (ii) resulting from any casualty, condemnation or other insured damage to such property, provided that the Company complies with the requirements of Section 8.9 with respect to any Extraordinary Insurance Receipts;”

13.             Schedule B (Defined Terms) of the Existing Note Purchase Agreement is hereby amended as follows:

Schedule II-5

a.                    A new definition of “Adjusted Fixed Charge Coverage Ratio” is inserted into such Schedule B in its proper alphabetical order to read as follows:

““Adjusted Fixed Charge Coverage Ratio” means, as of any date of calculation, the ratio of (i) Consolidated EBITDA for the Company’s then most recently ended consecutive four fiscal quarters minus (x) the greater of (1) the Adjusted Capital Expenditure Amount for such period and (2) the aggregate amount of Capital Expenditures made during such period minus (y) cash income taxes paid during such period to (ii) Adjusted Consolidated Interest Expense for such period (excluding any interest that is paid in kind in respect of the Notes), plus scheduled principal amortization of long term Consolidated Funded Indebtedness paid or payable during such period (excluding any prepayments of principal of the Notes made pursuant to Section 8.1(a)), plus all Restricted Payments made in cash during such period, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.  As used in this definition, the following terms have the following meanings:

“Adjusted Capital Expenditure Amount” means (i) with respect to any consecutive four fiscal quarter period ending on or prior to December 31, 2016, $20,000,000, (ii) with respect to any consecutive four fiscal quarter period ending after December 31, 2016 and on or prior to December 31, 2018, $15,000,000, and (iii) with respect to any consecutive four fiscal quarter period ending after December 31, 2018, $10,000,000.

“Adjusted Consolidated Interest Expense” means, with reference to any period, the interest expense of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis for such period plus (without duplication), to the extent treated as interest in accordance with GAAP, premium payments, debt discount, fees (excluding (i) accelerated amortization of fees paid in respect of permanent reductions of commitments to lend under the Existing Credit Agreement and the Revolving Credit Agreement, (ii) accelerated amortization of fees paid in respect of prepayments of the Notes, (iii) payments of Make-Whole Amount or Required Prepayment Premium on the Notes and (iv) amortization of non-cash deferred financing fees, in each case in accordance with GAAP) charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case calculated in accordance with GAAP on a consolidated basis for such period; provided that, solely for purposes of this definition, interest expense arising from the Notes shall be calculated as if the Incremental Interest Rate were determined solely by reference to the Leverage Ratio as of the last day of the applicable period (and without regard to the references to Adjusted Fixed Charge Coverage Ratio set forth in the definition of Incremental Interest Rate).  To the extent the Company makes the June 2017 Prepayment (as defined in the Fourth

Schedule II-6

Amendment) on or prior to the Fourth Amendment Effective Date or any other prepayment of the Notes after the Fourth Amendment Effective Date pursuant to Sections 8.1, 8.2, 8.8, 8.9 and/or 8.10, in each case using proceeds of sales of inventory or any asset which is non-core and non-critical to the operation of the business, issuances of Equity Interests and/or borrowings under the Revolving Credit Agreement, Adjusted Consolidated Interest Expense for any period in which such prepayment occurs shall be calculated after giving pro forma effect thereto as if such prepayment had occurred on the first day of such period; provided that, if any such prepayment is made in full or in part using proceeds of borrowings under the Revolving Credit Agreement, in calculating Adjusted Consolidated Interest Expense for the relevant period, pro forma effect shall also be given to such borrowings as if such borrowings had been made on the first day of such period.”

b.                    The definition of “Change of Control” is amended by replacing the percentage “30%” appearing therein with “50%”.

c.                     The definition of “Consolidated EBITDA” is amended by deleting the phrase “as defined by GAAP” appearing immediately after the phrase “extraordinary expenses” in clause (viii) thereof.

d.                    The definition of “FCC” is amended by inserting the following phrase immediately after the phrase “plus scheduled principal amortization of long term Consolidated Funded Indebtedness paid or payable during such period” appearing in clause (iii) thereof:

“(excluding any prepayments of principal of the Notes made pursuant to Section 8.1(a))”

e.                     The definition of “Fixed Charge Coverage Ratio” is amended by inserting the following phrase immediately after the phrase “plus scheduled principal amortization of long term Consolidated Funded Indebtedness paid or payable during such period” appearing in clause (ii) thereof:

“(excluding any prepayments of principal of the Notes made pursuant to Section 8.1(a))”

f.                      A new definition of “Fourth Amendment” is inserted into such Schedule B in its proper alphabetical order to read as follows:

““Fourth Amendment” means the Fourth Amendment to Amended and Restated Note Purchase Agreement dated as of June 30, 2017 among the Company and the holders of the Notes.”

g.                     A new definition of “Fourth Amendment Effective Date” is inserted into such Schedule B in its proper alphabetical order to read as follows:

Schedule II-7

““Fourth Amendment Effective Date” means the “Amendment Effective Date” as defined in the Fourth Amendment.”

h.                    The definition of “Incremental Interest Rate” is amended by replacing each reference to the phrase “Fixed Charge Coverage Ratio” appearing therein with the phrase “Adjusted Fixed Charge Coverage Ratio”.

i.                        The definition of “Permitted Acquisition” is amended by (i) replacing the amount “$5,000,000” appearing in clause (a) thereof with “$10,000,000” and (ii) replacing the amount “$25,000,000” appearing in clause (h) thereof with “$5,000,000”.

Schedule II-8